Exhibit 99.2

Instruction Booklet
to the
Letter of Transmittal for the
OFFER TO EXCHANGE
up to 127,868,000 Shares of Common Stock of
ENVISTA HOLDINGS CORPORATION
which are beneficially owned by Danaher Corporation
for Shares of Common Stock of
DANAHER CORPORATION
Pursuant to the Prospectus dated November 15, 2019

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON DECEMBER 13, 2019, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF DANAHER COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Instruction Booklet to the Letter of Transmittal provides information and instructions on how to properly complete the Letter of Transmittal. We urge you to read this Instruction Booklet and the Prospectus dated November 15, 2019 (the “Prospectus”). After carefully reading these materials, please complete the enclosed Letter of Transmittal and return it to the Exchange Agent at one of the addresses listed below. You should complete the Letter of Transmittal only if you hold shares of common stock of Danaher Corporation (“Danaher”) in certificated form or in uncertificated form registered directly in your name in Danaher’s share register.
The Information Agent for the Exchange Offer is:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, NY 10036
Stockholders, banks and brokers, please call (toll-free): 877-566-1922
All others outside the U.S., please call: +1-212-297-0720
Email: info@okapipartners.com
The Exchange Agent for the Exchange Offer is:

By First Class Mail:	By Registered & Overnight Mail:
Computershare Trust Company, N.A.	Computershare Trust Company, N.A.
Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021
By Email (for Notice of Guaranteed Delivery or Notice of Withdrawal only): CANOTICEOFGUARANTEE@computershare.com
IMPORTANT-PLEASE READ THIS INSTRUCTION BOOKLET CAREFULLY BEFORE COMPLETING THE ENCLOSED LETTER OF TRANSMITTAL
INSTRUCTIONS
Forming Part of the Terms and Conditions of this Exchange Offer
IMPORTANT: IN ORDER FOR YOU TO PARTICIPATE IN THE EXCHANGE OFFER, THE EXCHANGE AGENT MUST RECEIVE, ON OR BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON THE EXPIRATION DATE OF THE EXCHANGE OFFER, (A) (I) SHARE CERTIFICATES REPRESENTING ALL VALIDLY TENDERED SHARES OF DANAHER COMMON STOCK (OTHER THAN SHARES OF DANAHER COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN DANAHER’S SHARE REGISTER), IN PROPER FORM FOR TRANSFER OR (II) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES IN THE EXCHANGE AGENT’S ACCOUNT AT DTC (A “DTC CONFIRMATION”); (B) THE LETTER OF TRANSMITTAL OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE; AND (C) ANY OTHER REQUIRED DOCUMENTS.
1. Signatures on Letter of Transmittal; Stock Powers and Endorsements. If the Letter of Transmittal is signed by the registered holder(s) of the shares of Danaher Common Stock tendered thereby, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) or as reflected on the Letter of Transmittal for shares of Danaher Common Stock in uncertificated form registered directly in Danaher’s share register (“Direct Registration Shares”), in each case, without alteration, enlargement or any change whatsoever. If any of the shares of Danaher Common Stock tendered by the Letter of Transmittal are held of record by two or more joint owners, each such owner must sign the Letter of Transmittal.
If any of the shares of Danaher Common Stock tendered by the Letter of Transmittal are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are such different registrations.
If the Letter of Transmittal or any share certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and must submit to the Exchange Agent proper evidence satisfactory to Danaher of the authority of such person to so act. Proper evidence of authority includes a power of attorney, a letter of testamentary, a letter of appointment or a Letter of Transmittal with a signature guarantee (as defined in Instruction 2).
If the Letter of Transmittal is signed by the registered holder(s) of the shares of Danaher Common Stock listed and transmitted thereby, no endorsements of share certificates or separate stock powers are required.
If the certificate(s) of Danaher Common Stock or Direct Registration Shares are registered in the name of a person other than the person who signs the Letter of Transmittal, and other than in the case of a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, the certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name or names of the registered holder(s) appear on the face of the certificates or as reflected on the Letter of Transmittal for Direct Registration Shares, in each case, without alteration, enlargement or any change whatsoever, with the signature(s) on the certificates or stock powers guaranteed by an Eligible Institution (as defined below in Instruction 2).
In the event that, pursuant to this Instruction 1 or Instruction 2 below, a signature guarantee is required to complete the Letter of Transmittal, holders of Direct Registration Shares who would otherwise have been eligible to submit the electronic Letter of Transmittal via the internet must complete and return the Letter of Transmittal to the Exchange Agent by mail.
2. Signature Guarantees. All signatures on the Letter of Transmittal must be guaranteed by a firm which is a member in good standing of the Securities Transfer Agents Medallion Program or by an eligible guarantor institution (as defined in Rule 17Ad-15 under the Exchange Act) (each of the foregoing, an “Eligible Institution”), unless (a) the Letter of Transmittal is signed by the registered holder(s) of shares of Danaher Common Stock tendered therewith, and such holder(s) has (have) not completed the “Special Transfer Instructions” or “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal or (b) such shares of Danaher Common Stock are tendered for the account of an Eligible Institution. Holders of Danaher Common Stock may also need to have any certificates they deliver endorsed or accompanied by a stock power, and the signature on such documents may also need to be guaranteed. See Instruction 1.

3. Delivery of Letter of Transmittal and Certificates or Book-Entry Confirmations. The Letter of Transmittal shall be used (i) if you are tendering certificated shares and share certificates are forwarded with the Letter of Transmittal or pursuant to a Notice of Guaranteed Delivery, or (ii) if Direct Registration Shares registered in your name are to be tendered. If you are tendering certificated shares, you must return an original executed copy of the Letter of Transmittal or, if applicable, a Notice of Guaranteed Delivery to the Exchange Agent to one of the addresses set forth at the end of this Instruction Booklet. However, as more fully described in Instruction 4 below, you may use an email transmission to tender shares via a Notice of Guaranteed Delivery. If you are tendering Direct Registration Shares registered in your name, you may return an original executed copy of the Letter of Transmittal or, unless a signature guarantee is required, submit an electronic Letter of Transmittal via the internet at the website set forth on the front page of the enclosed Letter of Transmittal.
Please do not send any share certificates, Letters of Transmittal or other documents directly to Danaher, Envista, the Information Agent or any of the dealer managers. The Exchange Agent must receive, on or before the expiration date of the Exchange Offer at one of its mailing addresses set forth herein or, if applicable, via the dedicated website (and subject to the possibility of delivering a Notice of Guaranteed Delivery):
(i) (a) share certificates representing all tendered shares of Danaher Common Stock (other than any Direct Registration Shares), in proper form for transfer; or (b) in the case of shares delivered by book-entry transfer through DTC, a DTC Confirmation;
(ii)a Letter of Transmittal for shares of Danaher Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined below); and
(iii)any other required documents (whether required by the Letter of Transmittal or otherwise).
A properly completed and duly executed Letter of Transmittal (either in physical or electronic form, as appropriate) must accompany each delivery of shares to the Exchange Agent (whether such shares are certificated or are uncertificated Direct Registration Shares).
THE METHOD USED TO DELIVER THE SHARE CERTIFICATES OF SHARES OF DANAHER COMMON STOCK AND ALL OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. DELIVERY OF ALL SUCH DOCUMENTS IS NOT EFFECTIVE AND RISK OF LOSS OF THE SHARES DOES NOT PASS TO THE EXCHANGE AGENT UNTIL THE EXCHANGE AGENT RECEIVES SUCH DOCUMENTS (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE AND A DTC CONFIRMATION). IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.
No alternative, conditional or contingent tenders will be accepted. All tendering stockholders, by executing the Letter of Transmittal or causing an agent’s message and a DTC Confirmation to be delivered, waive any right to receive any notice of the acceptance of their shares of Danaher Common Stock for exchange.
All questions as to the form of documents (including notices of withdrawal) and the validity, form, eligibility (including time of receipt) and acceptance for exchange of a tender of shares of Danaher Common Stock will be determined by Danaher in its sole discretion. Danaher may delegate such power in whole or in part to the Exchange Agent. A valid tender will not be deemed to have been made until all defects and irregularities have been cured or waived, but Danaher reserves the right to waive any irregularities or defects in the tender of any shares of Danaher Common Stock. Any such determinations may be challenged in a court of competent jurisdiction.
If you hold Danaher Common Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should not use the Letter of Transmittal to direct the tender of your shares, but instead should follow the instructions sent to you by that institution. That institution must notify DTC and cause it to transfer the shares into the Exchange Agent’s account in accordance with DTC procedures. If that institution holds shares of Danaher stock through DTC, it must also ensure that the Exchange Agent receives a DTC Confirmation and an agent’s message from DTC confirming the book-entry transfer of your shares of Danaher Common Stock. The term “agent’s message” means a message, transmitted by DTC to, and received by, the Exchange Agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares that are the subject of the accompanying DTC Confirmation that (i) such participant has received and agrees to be bound by the terms of the Letter of Transmittal and the related Instruction Booklet and (ii) Danaher may enforce such agreement against the participant.
4. Notice of Guaranteed Delivery. Stockholders (i) whose share certificates are not immediately available; (ii) who cannot comply with the procedures for book-entry transfer on a timely basis; or (iii) who cannot deliver shares or other required documents to the Exchange Agent on or before the expiration date of the Exchange Offer may still tender their shares by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure described in the Prospectus under “The Exchange Offer-Procedures for Tendering.” Those procedures require that:
1.such tender must be made by or through an Eligible Institution;

2.on or before the expiration date of the Exchange Offer, the Exchange Agent must receive a properly completed and duly executed Notice of Guaranteed Delivery (substantially in the form provided by Danaher); and
3.by no later than 5:00 p.m., New York City time, on the second New York Stock Exchange trading day after the date of execution of such Notice of Guaranteed Delivery, the Exchange Agent must receive (A)(1) share certificates representing all validly tendered shares of Danaher Common Stock (other than Direct Registration Shares), in proper form for transfer or (2) with respect to shares delivered by book-entry transfer through DTC, a DTC Confirmation, (B) a letter of transmittal for shares of Danaher Common Stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message and (C) any other required documents, whether required by the Letter of Transmittal or otherwise.
Registered stockholders (including any participant in DTC whose name appears on a security position listing of DTC as the owner of shares of Danaher Common Stock) may transmit the Notice of Guaranteed Delivery by email transmission or mail it to the Exchange Agent. If you hold shares of Danaher Common Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, that institution must submit any Notice of Guaranteed Delivery on your behalf. You must, in all cases, include a Medallion guarantee by an eligible institution in the form set forth in the Notice of Guaranteed Delivery.
5. Partial Tenders (Applicable Only to Persons Tendering Certificated Shares). If you are tendering fewer than all of the shares of Danaher Common Stock evidenced by any share certificate you deliver to the Exchange Agent, you must check the applicable box and fill in the number of shares that you are tendering in the space provided on the second page of the Letter of Transmittal. In such cases, promptly after the expiration of the Exchange Offer, the Exchange Agent will credit the remainder of the shares of Danaher Common Stock that were evidenced by the certificate(s) but not tendered, to a Direct Registration Share account in the name of the registered holder(s) maintained by Danaher’s transfer agent, unless otherwise provided below in Instruction 8 hereto. Unless you indicate otherwise, all of the shares of Danaher Common Stock represented by share certificates delivered to the Exchange Agent will be deemed to have been tendered. No share certificates are expected to be delivered to you, including in respect of any shares delivered to the Exchange Agent that were previously in certificated form.
6. Inadequate Space. If the space provided in the Letter of Transmittal is inadequate, the certificate numbers and/or the number of shares of Danaher Common Stock and any other required information should be listed on a separate schedule and attached to the Letter of Transmittal. Each page of such schedule should be separately signed in the same manner as the Letter of Transmittal is signed.
7. Odd-Lot Shares. Stockholders who directly or beneficially own fewer than 100 shares of Danaher Common Stock who wish to tender all of their shares of Danaher Common Stock will receive preferential treatment if the Exchange Offer is oversubscribed, in that all such shares of Danaher Common Stock tendered will be accepted for exchange and will not be subject to proration. Direct or beneficial holders of more than 100 shares of Danaher Common Stock, and those who own fewer than 100 shares of Danaher Common Stock but do not tender all of their shares, will be subject to proration. In addition, shares (or units in respect of shares) held on behalf of participants in the Savings Plans (as defined in the Prospectus) (each of which holds more than 100 shares of Danaher Common Stock) will be subject to proration.
8. Special Issuance and Delivery Instructions. If (i) a check for cash in lieu of fractional shares of Envista Common Stock or shares of Envista Common Stock are to be issued in the name of, and/or shares of Danaher Common Stock not tendered or not accepted for exchange are to be issued or returned to, a person other than the signer(s) of the Letter of Transmittal; or (ii) a check is to be mailed to a person other than the signer(s) of the Letter of Transmittal or to an address other than that shown in the box on the first page of the Letter of Transmittal, then the appropriate instructions in the “Special Transfer Instructions” and “Special Delivery Instructions,” as applicable, enclosed with the Letter of Transmittal should be completed. If you intend to complete the “Special Transfer Instructions” or the “Special Delivery Instructions” pursuant to the preceding sentence, a signature guarantee will be required and you must complete and return the Letter of Transmittal to the Exchange Agent by mail. In the case of payment to or issuance in the name of a person other than the registered holder, satisfactory evidence of the payment of transfer taxes or exemption therefrom must be satisfied. If no instructions are given, shares of Danaher Common Stock not tendered or not accepted in the Exchange Offer and/or shares of Envista Common Stock will be credited in book-entry form in a book-entry share account, in the name of the registered holder maintained by Danaher’s transfer agent.
With respect to any shares tendered through DTC, a Danaher stockholder may request that shares not exchanged be credited to a different account maintained at DTC by providing the appropriate instructions pursuant to DTC’s applicable procedures. If no such instructions are given, all such shares not accepted will be returned by crediting the same account at DTC as the account from which such shares were delivered.
Physical certificates representing shares of Envista Common Stock will not be issued pursuant to the Exchange Offer. Instead, the Exchange Agent will cause shares of Envista Common Stock to be credited in book-entry form to direct registered accounts maintained by Envista’s transfer agent for the benefit of the respective holders (or, in the case of shares tendered through DTC, to the account of DTC so that DTC can credit the relevant DTC participant and such participant can credit its respective account holders). Promptly following the crediting of shares to your respective direct registered account, you will receive a statement from Envista’s transfer agent evidencing your holdings, as well as general information on the book-entry form of ownership.
9. Requests for Assistance or Additional Copies. You may direct any questions or requests for assistance to the Information Agent at its telephone number and address set forth on the first page of this Instruction Booklet, or to your broker, dealer, commercial bank, trust company, custodian or similar institution. You may obtain additional copies of the Prospectus, the Letter of Transmittal, this Instruction Booklet, the Notice of Guaranteed Delivery, the form of Notice of Withdrawal and other Exchange Offer materials from the Information Agent at Danaher’s expense.

10. Backup Withholding. In order to avoid U.S. federal “backup withholding” at a rate of 24% with respect to cash received in exchange for fractional shares pursuant to the Exchange Offer, each holder submitting shares of Danaher Common Stock in the Exchange Offer, or such holder’s assignee (in either case, the “Payee”), must provide the Exchange Agent with the Payee’s correct Taxpayer Identification Number (“TIN”), generally the stockholder’s social security or federal employer identification number, on the Form W-9, which is provided in the Letter of Transmittal or, alternatively, must establish another basis for exemption from backup withholding. A Payee must cross out item (2) under Part II (Certification) of the Form W-9 if such Payee has been notified by the IRS that such Payee is currently subject to backup withholding because of underreporting interest or dividends on such Payee’s tax return. In addition to potential penalties, failure to provide the correct information on the Form W-9 may subject the Payee to 24% federal backup withholding on any cash payments made to such Payee pursuant to the Exchange Offer. If the Payee has not been issued a TIN and has applied for one or intends to apply for one in the near future, such Payee should write “Applied For” in the space for the TIN and sign and date the Form W-9. If “Applied For” is written in the space for the TIN and the Exchange Agent is not provided with a TIN by the time of payment, the Exchange Agent will withhold 24% from any cash payments made to such Payee. A Payee that is not a U.S. person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed Form W-8BEN, W-8BEN-E, Form W-8ECI, Form W-8EXP or Form W-8IMY, as applicable (which can be obtained from the Internal Revenue Service (the “IRS”) website http://www.irs.gov or by contacting the Exchange Agent) signed under penalty of perjury, attesting to that Payee’s exempt status. Please see “Important U.S. Federal Tax Information” below.
11. Lost, Stolen, Mutilated or Destroyed Certificates. If any certificate(s) representing your shares of Danaher Common Stock have been lost, stolen, mutilated or destroyed, and you wish to tender these shares, you will need to contact Computershare Trust Company, N.A., the transfer agent for Danaher, at 800-546-5141 for instructions to obtain an Affidavit of Loss. The executed Affidavit of Loss will then be required to be submitted, together with the completed Letter of Transmittal, in order to tender your shares of Danaher Common Stock. In certain circumstances, you may be required to pay a fee in connection with obtaining the Affidavit of Loss. In addition, a bond may be required to be posted by you to secure against the risk the certificates may be subsequently re-circulated. You are urged to contact Computershare Trust Company, N.A. immediately in order to receive further instructions, to permit timely processing of this documentation and for a determination as to whether you will need to pay a fee or post a bond.
12. Withdrawal. You may withdraw your previously tendered shares of Danaher Common Stock at any time before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer and, unless Danaher has previously accepted them pursuant to the Exchange Offer, such shares may also be withdrawn at any time after the expiration of 40 business days from the commencement of the Exchange Offer. Once Danaher accepts shares of Danaher Common Stock pursuant to the Exchange Offer, any tendering Danaher stockholders’ tender is irrevocable. In order to withdraw your shares, you may provide either a written Notice of Withdrawal or an email transmission Notice of Withdrawal to the Exchange Agent, at one of its addresses or its email address, respectively, set forth on the back cover of the Prospectus. The Notice of Withdrawal must include the name of the person who tendered the shares of Danaher Common Stock, the number of shares to be withdrawn and, if different from that of the person who tendered those shares, the name of the registered holder of such shares. Danaher has provided to registered holders a form of Notice of Withdrawal, which they may use to withdraw their shares. You may obtain additional forms of Notices of Withdrawal from the Information Agent. Holders of Direct Registration Shares who tendered their shares via the internet may withdraw all or some of their shares through the same website used to tender such shares, instead of providing a written or emailed Notice of Withdrawal to the Exchange Agent.
If certificates have been delivered to the Exchange Agent, the name of the registered holder thereof and the serial numbers of the particular certificates evidencing such shares intended to be withdrawn must also be furnished to the Exchange Agent, as stated above, in order for you to receive certificates in return for any withdrawn shares.
If shares have been tendered pursuant to the procedures for book-entry tender through DTC, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn shares and must otherwise comply with DTC’s procedures.
If you hold your shares through a broker, dealer, commercial bank, trust company, custodian or similar institution, you should consult that institution on the procedures you must comply with and the time by which such procedures must be completed in order for that institution to provide either a written Notice of Withdrawal or an email transmission Notice of Withdrawal to the Exchange Agent on your behalf before 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. If you hold your shares through such an institution, that institution must deliver the Notice of Withdrawal with respect to any shares you wish to withdraw. In such a case, as a beneficial owner and not a registered stockholder, you will not be able to provide a Notice of Withdrawal for such shares directly to the Exchange Agent.
Any shares of Danaher Common Stock validly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer.
However, you may re-tender withdrawn shares of Danaher Common Stock by following one of the procedures described in the Prospectus under “The Exchange Officer-Procedures for Tendering” at any time prior to the expiration of the Exchange Offer.
Withdrawing Your Shares After the Final Exchange Ratio Has Been Determined. The final exchange ratio will be available by 5:30 p.m., New York City time, on the second trading day immediately preceding the expiration date of the Exchange Offer at http://investors.danaher.com/envista-exchange-offer and from the Information Agent at 877-566-1922 (toll-free for stockholders, banks, and brokers) or +1-212-297-0720 (all others outside the U.S.). If you are a registered stockholder of Danaher Common Stock (which will include persons holding certificated shares or Direct Registration Shares) and you wish to withdraw your shares after the final exchange ratio has been determined, then you may deliver either a written Notice of Withdrawal or an email transmission Notice of Withdrawal to the Exchange Agent in the form of the Notice of Withdrawal or, if applicable, withdraw your shares through the website used to tender such shares, in each case, prior to 12:00 midnight, New York City time, at the end of the day on the expiration date of the Exchange Offer. Medallion guarantees will not be required for such withdrawal notices. If you hold Danaher Common Stock through a broker, dealer, commercial bank, trust company, custodian or similar institution, any Notice of Withdrawal must be delivered by that institution on your behalf.
Except as otherwise provided above, any tender made under the Exchange Offer is irrevocable.
13. Waiver of Conditions. Danaher reserves the absolute right, subject to applicable law, to waive any of the specified conditions, in whole or in part, to the Exchange Offer at any time, other than the conditions relating to the absence of an injunction and the effectiveness of the registration statement for Envista Common Stock to be distributed in the Exchange Offer.
14. Irregularities. Danaher reserves the absolute right to reject any and all tenders of shares of Danaher Common Stock that it determines are not in proper form or the acceptance of or exchange for which may, in the opinion of its counsel, be unlawful. Danaher also reserves the absolute right to waive any defect or irregularity in the tender of any shares of Danaher Common Stock. No tender of shares of Danaher Common Stock is valid until all defects and irregularities in tenders of such shares have been cured or waived. None of Danaher, Envista, the dealer managers, the Exchange Agent, the Information Agent or any other person, nor any of their directors or officers, is or will be under any duty to give any notification of any defects or irregularities in the tender of Danaher Common Stock and none of them will incur any liability for failure to give any such notification.
Danaher will make all determinations regarding the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of shares of Danaher Common Stock and any notice of withdrawal in its sole discretion. Danaher’s interpretations of the terms and conditions of this Exchange Offer (including the Letter of Transmittal and the instructions contained in this Instructional Booklet) may be challenged in a court of competent jurisdiction.
IMPORTANT U.S. FEDERAL TAX INFORMATION
Each Payee is required to provide its correct TIN on the Form W-9, which is included in the Letter of Transmittal, and to certify under penalties of perjury that such number is correct, or otherwise establish a basis for exemption from backup withholding. For instructions as to the proper TIN to be provided, see the instructions on the Form W-9 (the “Instructions”), which is included in the Letter of Transmittal. If the Payee does not provide its correct TIN or an adequate basis for an exemption, such Payee may be subject to a penalty imposed by the IRS and backup withholding in an amount equal to 24% of any cash payment made to the holder with respect to Danaher Common Stock tendered in connection with the Exchange Offer. Backup withholding is not an additional tax. Rather, any amount of tax withheld will be credited against the tax liability of the person subject to the withholding. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS.
To prevent backup withholding, each Payee that is a U.S. person (including a U.S. resident alien), as defined under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations, must provide (i) its correct TIN by completing the Form W-9 included in the Letter of Transmittal, certifying, under penalties of perjury, (x) that the TIN provided is correct (or that such Payee is awaiting a TIN), (y) that the Payee is not subject to backup withholding because (A) the Payee is exempt from backup withholding, (B) the Payee has not been notified by the IRS that it is subject to backup withholding as a result of a failure to report all interest or dividends, or (C) the IRS has notified the Payee that it is no longer subject to backup withholding, and (z) that such Payee is a U.S. person (including a U.S. resident alien), or (ii) if applicable, an adequate basis for exemption. A holder must cross out item (2) under Part II (Certification) of the Form W-9 if such holder has been notified by the IRS that such holder is currently subject to backup withholding because of underreporting interest or dividends on such holder’s tax return.
If the Payee does not have a TIN, such Payee should consult the Instructions for guidance on applying for a TIN, write “Applied For” in the space for the TIN and sign and date the Form W-9. If “Applied For” is written in the space for the TIN, 24% of any cash payment made to the holder with respect to Danaher Common Stock tendered in connection with the Exchange Offer will be withheld unless a TIN is provided by the time payment is made.
If the shares of Danaher Common Stock are in more than one name or are not in the name of the actual owner, please consult the Instructions for information on which TIN to report.
Certain Payees (including, among others, corporations and certain foreign persons) are not subject to these backup withholding requirements. Exempt U.S. holders should indicate their exempt status on Form W-9. A holder that exchanges shares of Danaher Common Stock in the Exchange Offer that is not a U.S. person may qualify as an exempt recipient by submitting to the Exchange Agent a properly completed IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8EXP or IRS Form W-8IMY, as applicable, signed under penalties of perjury, attesting to such Payee’s exempt status. Non-U.S. persons may obtain the appropriate IRS Form W-8 from the IRS website (http://www.irs.gov) or by contacting the Exchange Agent.
FAILURE TO COMPLETE THE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL OR AN APPROPRIATE FORM W-8 MAY RESULT IN WITHHOLDING ON ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER.
FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX ADVISOR OR THE IRS.